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                                                       EXHIBIT 23.1




                              [ARTHUR ANDERSEN LETTERHEAD]


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated March 10, 2000 (and to all references to our Firm) included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP


Boston, Massachusetts
August 9, 2000